TRICO MARINE SERVICES, INC.

                               EXHIBIT 11.1

                      COMPUTATION OF EARNINGS PER SHARE

             (In thousands, except share and per share amounts)



                                               Three Months Ended June 30, 2000              Six Months Ended June 30, 2000
                                        --------------------------------------------   -------------------------------------------
                                                                           Per-                                           Per-
                                             Loss          Shares          share           Loss           Shares          share
                                         (Numerator)    (Denominator)     Amount        (Numerator)    (Denominator)      Amount
                                        -------------   -------------  -------------   -------------   -------------  ------------

Loss before extraordinary item          $      (4,175)                                 $     (13,236)
                                        -------------                                  -------------

BASIC EARNINGS PER SHARE

Loss before extraordinary item
  available to common shareholders             (4,175)    30,683,250   $       (0.13)        (13,236)     29,536,833  $      (0.45)
                                                                       =============                                  ============

EFFECT OF DILUTIVE SECURITIES

Stock option grants                                 -              -                               -               -
                                        -------------   ------------                   -------------   -------------

DILUTED EARNINGS PER SHARE

Loss before extraordinary item
  available to common shareholders
  plus assumed conversions              $      (4,175)    30,683,250   $       (0.13)  $     (13,236)     29,536,833  $      (0.45)
                                        =============   ============   =============   =============   =============  ============



Extraordinary item                      $         715                                  $         715
                                        -------------                                  -------------

BASIC EARNINGS PER SHARE

Extraordinary item available to
  common shareholders                             715     30,683,250   $        0.02             715      29,536,833  $       0.03
                                                                       =============                                  ============

EFFECT OF DILUTIVE SECURITIES

Stock option grants                                 -              -                               -               -
                                        -------------   ------------                   -------------   -------------

DILUTED EARNINGS PER SHARE

Extraordinary item available to
  common shareholders plus assumed
  conversions                           $         715     30,683,250   $        0.02   $         715      29,536,833  $       0.03
                                        =============   ============   =============   =============   =============  ============



Net loss                                $      (3,460)                                 $     (12,521)
                                        -------------                                  -------------

BASIC EARNINGS PER SHARE

Net loss available to common
  shareholders                                 (3,460)    30,683,250   $       (0.11)        (12,521)     29,536,833  $      (0.42)
                                                                       =============                                  ============

EFFECT OF DILUTIVE SECURITIES

Stock option grants                                 -              -                               -               -
                                        -------------   ------------                   -------------   -------------

DILUTED EARNINGS PER SHARE

Net loss available to common
  shareholders plus assumed
  conversions                           $      (3,460)    30,683,250   $       (0.11)  $     (12,521)     29,536,833  $      (0.42)
                                        =============   ============   =============   =============   =============  ============


                                               Three Months Ended June 30, 1999              Six Months Ended June 30, 1999
                                        --------------------------------------------   -------------------------------------------
                                                                           Per-                                           Per-
                                             Loss          Shares          share           Loss           Shares          share
                                         (Numerator)    (Denominator)     Amount        (Numerator)    (Denominator)      Amount
                                        -------------   -------------  -------------   -------------   -------------  ------------


Loss before extraordinary item          $      (9,006)                                 $     (16,349)
                                        -------------                                  -------------

BASIC EARNINGS PER SHARE

Loss before extraordinary item
  available to common shareholders             (9,006)     22,975,339  $       (0.39)        (16,349)     21,684,051  $      (0.75)
                                                                       =============                                  ============

EFFECT OF DILUTIVE SECURITIES

Stock option grants                                 -               -                              -               -
                                        -------------   -------------                  -------------   -------------

DILUTED EARNINGS PER SHARE

Loss before extraordinary item
  available to common shareholders
  plus assumed conversions              $      (9,006)     22,975,339  $       (0.39)  $     (16,349)     21,684,051  $      (0.75)
                                        =============   =============  =============   =============   =============  ============



Extraordinary item                      $      (1,830)                                 $      (1,830)
                                        -------------                                  -------------

BASIC EARNINGS PER SHARE

Extraordinary item available to
  common shareholders                          (1,830)     22,975,339  $       (0.08)         (1,830)     21,684,051  $      (0.09)
                                                                       =============                                  ============

EFFECT OF DILUTIVE SECURITIES

Stock option grants                                 -               -                              -               -
                                        -------------   -------------                  -------------   -------------

DILUTED EARNINGS PER SHARE

Extraordinary item available to
  common  shareholders plus
  assumed conversions                   $      (1,830)     22,975,339  $       (0.08)  $      (1,830)     21,684,051  $      (0.09)
                                        =============   =============  =============   =============   =============  ============


Net loss                                $     (10,836)                                 $     (18,179)
                                        -------------                                  -------------


BASIC EARNINGS PER SHARE

Net loss available to common
  shareholders                                (10,836)     22,975,339  $       (0.47)        (18,179)     21,684,051  $      (0.84)
                                                                       =============                                  ============

EFFECT OF DILUTIVE SECURITIES

Stock option grants                                 -               -                              -               -
                                        -------------   -------------                  -------------   -------------

DILUTED EARNINGS PER SHARE

Net loss available to common
  shareholders plus assumed
  conversions                           $     (10,836)     22,975,339  $       (0.47)  $     (18,179)     21,684,051  $      (0.84)
                                        =============   =============  =============   =============   =============  ============